                                                                  Exhibit 10(ad)

                                 THIRD AMENDMENT
                                       TO
                INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT

      This ("Amendment") to the INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT is made as of October 31, 2000 by and between CompuCom Systems Inc., a Delaware corporation ("Customer") and IBM Credit Corporation, a Delaware corporation ("IBM Credit").

                                    RECITALS:

      WHEREAS, Customer and IBM Credit have entered into that certain Inventory and Working Capital Financing Agreement dated as of May 11, 1999 (as amended, supplemented or otherwise modified from time to time, the "Agreement"); and

      WHEREAS, Customer has requested and IBM Credit has agreed to amend the Agreement as set forth herein and subject to the conditions set forth below.

                                    AGREEMENT

      NOW THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the value and sufficiency of which is hereby acknowledged, the parties hereto agree that the Agreement is amended as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Amendment. The Agreement is hereby amended as follows:

(A) Attachment A is deleted in its entirety and substituting, in lieu thereof, the Attachment A attached hereto. Such new Attachment A shall be effective as of the date specified in the new Attachment A. The changes contained in such new Attachment A include, without limitation, a change in the aggregate amount of Credit facilities from $340,000,000 to $225,000,000 and a change in the financial covenants as more fully set forth in such new Attachment A.

(B) Attachment C to the Agreement is hereby amended by deleting such Attachment C in its entirety and substituting, in lieu thereof, the Attachment C attached hereto; and from the date hereof, Customer shall use the Compliance Certificate set forth on such new Attachment C to comply with the provisions of Section 6.1(B) of the Agreement.

Section 3. Condition Precedent. The effectiveness of this Amendment is subject to the receipt by IBM Credit or a documentation fee in the amount of Ten Thousand Dollars ($10,000.00).

Section 4. Ratification of Agreement. Except as specifically amended hereby, all the provisions of the Agreement shall remain in full force and effect. Customer hereby ratifies, confirms and agrees that the Agreement represents a valid and enforceable obligation of Customer, and is not subject to any claims, offsets or defenses.

Section 5. Governing Law. This Amendment shall be governed by and interpreted In accordance with the laws of the State of New York.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.


                                   Page 1 of 2                  November 9, 2000

      IN WITNESS WHEREOF, this Amendment has been executed by duly authorized representatives of the undersigned as of the day and year first above written.

IBM CREDIT CORPORATION


By: /s/ Salvatore Grasso                    COMPUCOM SYSTEMS, INC.
    -------------------------------
Print Name: Sal Grasso                      By: /s/ Daniel Celoni
            -----------------------             -------------------------------
Title: MGR Credit                           Print Name: DANIEL CELONI
       ----------------------------                     -----------------------
                                            Title: V.P. - FINANCE
                                                   ----------------------------


                                   Page 2 of 2                  November 9, 2000

       ATTACHMENT A, EFFECTIVE DATE OCTOBER 31, 2000 ("IWCF ATTACHMENT A") TO INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")
                               DATED MAY 11, 1999

Customer: CompuCom Systems, Inc.

I. Fees, Rates and Repayment Terms:

      (A)   Credit Facilities: The aggregate of the following:

            Inventory Financing Availability of One Hundred Twenty-Five Million Dollars ($125,000,000)

            plus

            Working Capital Financing ("Revolver") Availability of One Hundred Million ($100,000,000)

      (B)   Borrowing Base:

            (i) 60% of the amount equal to the amount of Customer's Eligible Accounts other than Concentration Accounts as of the date of determination as reflected in the Customer's most recent Collateral Management Report minus the outstanding amount of the Series 1999-1 and the Series 2000-1 Certificateholders' Interest and any other outstanding interest in the Trust as of the same date;

            (ii) a percentage, determined from time to time by IBM Credit in its sole discretion, of the amount of Customer's Concentration Accounts for a specific Concentration Account Debtor as of the date of determination as reflected in the Customer's most recent Collateral Management Report; unless otherwise notified by IBM Credit, in writing, the percentage for Concentration Accounts for a specific Concentration Account Debtor shall be the same as the percentage set forth in paragraph (IA) or (IBi) as applicable of the Borrowing Base;

      Notwithstanding the terms of Section 3.1(W) of the Agreement, Accounts arising from incentive payments, rebates, discounts and refunds which are
      (i) verifiable by Authorized Suppliers, and (ii) payable by Authorized Suppliers by check to the Lockbox will be deemed to be Eligible Accounts.

            (iii) 100% of verifiable receivables due from IBM and IBM Credit which are less than 90 days from the date of invoice;

            (iv) 100% of the Customer's inventory in the Customer's possession as of the date of determination as reflected in the Customer's most recent Collateral Management Report constituting Products (other than service parts) financed through a Product Advance by IBM Credit, provided, however, IBM Credit has a first priority security interest in such Products and such Products are in new and in un-opened boxes. The value to be assigned to such inventory shall be based upon the Authorized Supplier's invoice price to Customer for Products net of all applicable price reduction credits;

            (v) 50% of eligible inventory not financed by IBM Credit and unencumbered by liens;

            (vi) 85% of verifiable vendor credits from Hewlett-Packard Company and Compaq Computer Corporation which credits shall be payable in cash through Customer's Lockbox, not subject to offset, and shall be less than 90 days from date of invoice; and


                                   Page 1 of 4                  November 9, 2000

            (vii) Designated Account Debtors and Designated Account terms:

            DESIGNATED ACCOUNT DEBTOR                   DESIGNATED ACCOUNT TERM
            --------------------------------------------------------------------
            Bristol-Myers Squibb Company and the               105 Days
              following subsidiaries and/or divisions;
                Clairol Incorporated                           105 Days
                Convatec Limited                               105 Days
                Matrix Essentials, Inc.                        105 Days
                Mead Johnson & Company                         105 Days
                Zimmer Limited                                 105 Days

            State of California & various agencies,            120 Days
                cities, departments and school districts.

            Turner Broadcasting System Inc.                    120 Days

            City of Dallas, Texas                              120 Days

      (C)   Collateral Insurance Amount                Two Hundred and Fifty
                                                       Million Dollars
                                                       ($250,000,000.00)

      (D)   A/R Finance Charge:

            (i)    PRO Advance Charge:                 LIBOR Rate plus 1.75%

            (ii)   WCO Advance Charge:                 LIBOR Rate plus 1.75%

            (iii)  Takeout Advance Charge:             LIBOR Rate plus 1.75%

      (E)   Delinquency Fee Rate:                      Prime Rate plus 6.500%

      (F)   Shortfall Transaction Fee:                 Shortfall Amount
                                                       multiplied by 0.30%

      (G)   Free Financing Period Exclusion Fee:       For each Product Advance
            made by IBM Credit pursuant to Customer's financing plan where there is no Free Financing Period associated with such Product Advance there will be a fee equal to the Free Financing Period Exclusion Fee. For a 30 day payment plan when Prime Rate is 7.75% the Free Financing Period Exclusion Fee is 1.0875% of the invoice amount. This fee will vary by .0125% with each .25% change in Prime Rate (e.g. Prime Rate of 7.25%, the charge is 1.0425% of the invoice amount). The fee accrues as of the Date of the Note and is payable as stated in the billing Statement.

      (H)   Other Charges:

            (i)   Unused Facility Fee:                 0.25% per annum on the
                                                       daily average unused
                                                       portion of the Revolver
                                                       payable quarterly in
                                                       arrears.

            (ii)  Annual Facility Fee:                 $50,000.00

            (iii) Closing Fee;                         $1,075,000.00

            (iv)  Commitment Fee:                      $50,000.00

            (v)   Prepayment Fee:                      In the event that the
            Customer in its sole discretion terminates the Revolver prior to the third anniversary of the closing date, a fee in an amount equal to the amount of the Revolver in effect as of the date of notice of termination, multiplied by (x) from the first anniversary thereof to the second anniversary thereof, one half percent (0.50%), and (y) thereafter, one quarter of one percent (0.25%).


                                   Page 2 of 4                  November 9, 2000

II.   Bank Account   [This section intentionally left blank]

III.  Financial Covenants:

Definitions: The following terms shall have the following respective meanings in this Attachment A. All amounts shall be determined in accordance with generally accepted accounting principles (GAAP).

      "Current" shall mean within the on-going twelve month period.

      "Current Assets" shall mean assets that are cash or expected to become cash within the on-going twelve months.

      "EBITDA" for any period shall mean Net Profit after Tax adjusted by adding thereto the amount of Interest Charges and all amortization of intangibles, taxes, depreciation, extraordinary losses, and other non-cash charges that were deducted in arriving at Net Income for such period and deducting any extraordinary gains that were included in arriving at Net Income after Tax.

      "Current Liabilities" shall mean payment obligations resulting from past or current transactions that require settlement within the on-going twelve-month period. All indebtedness to IBM Credit other than amounts outstanding pursuant to the Revolver shall be considered a Current Liability for purposes of determining compliance with the Financial Covenants.

      "Long Term" shall mean beyond the on-going twelve-month period.

      "Long Term Assets" shall mean assets that take longer than a year to be converted to cash. They are divided into four categories: tangible assets, investments, intangibles and other.

      "Long Term Debt" shall mean payment obligations of indebtedness which mature more than twelve months from the date of determination, or mature within twelve months from such date but are renewable or extendible at the option of the debtor to a date more than twelve months from the date of determination and specifically including all amounts outstanding to IBM Credit pursuant to the Revolver.

      "Net Profit after Tax" shall mean Revenue plus all other income, minus all costs, including applicable taxes.

      "Revenue" shall mean the monetary expression of the aggregate of products or services transferred by an enterprise to its customers for which said customers have paid or are obligated to pay, plus other income as allowed.

      "Subordinated Debt" shall mean Customers Indebtedness to third parties which in accordance with its terms shall rank junior in priority to the indebtedness of Customer to IBM Credit.

      "Tangible Net Worth" shall mean:

            Total Net Worth specifically including all cumulative, convertible preferred stock minus:

            (a) goodwill, organizational expenses, pre-paid expenses, deferred charges, research and development expenses, software development costs, leasehold improvements, trademarks, trade names, copyrights, patents, patent applications, privileges, franchises, licenses and rights in any thereof, and other similar intangibles (but not including contract rights) and other current and non-current assets, deferred commitment or financing fees, current and non-current Federal Income Taxes Due.


                                   Page 3 of 4                  November 9, 2000
            deferred service costs and security deposits as identified in Customers financial statements; and

            (b) all accounts receivable from employees, officers, directors, stockholders and affiliates.

      "Total Assets" shall mean the total of Current Assets and Long Term
      Assets.

      "Total Liabilities" shall mean the Current Liabilities and Long Term Debt less Subordinated Debt resulting from past or current transactions that require settlement in the future.

      "Total Net Worth" (the amount of owner's or stockholders ownership in an enterprise) is equal to Total Assets minus Total Liabilities plus Subordinated Debt.

      "Working Capital" shall mean Current Assets minus Current Liabilities.

Customer will be required to maintain the following financial ratios, percentages and amounts as of the last day of the fiscal quarter under review by IBM Credit:

      (a) Current Assets to Current Liabilities ratio equal to or greater than 1.25:1.0;

      (b) The percentage derived by dividing the aggregate Net Profit/(Loss) after Tax for each of the four successive fiscal quarters end with the quarter for which the determination is made by the aggregate of Revenue for the same four successive fiscal quarters which percentage shall be at all times equal to or greater than 0.1%, provided, however, that the results of no fiscal quarter ending prior to July 1, 2000 shall be used to calculate the foregoing percentage, and further provided that there shall occur no Net Loss after Tax in any of two successive fiscal quarters ending after July 1, 2000.

      (c) Tangible Net Worth equal to or greater than $110 Million Dollars plus 75% of Net Profit after Tax plus 100% of the proceeds received from the placement of additional equity;

      (d) Loans to officers shall at no time exceed the aggregate amount of $7,000,000;

      (e) Capital expenditures shall not exceed the aggregate amount of $15,000,000 in any one fiscal year, and

      (f) Permitted Investments shall not exceed from the date hereof the aggregate amount of $5,000,000 plus equity investments held by Customer as of the date hereof in, E-Certify, Inc., Global Service Computer Services, Ltd., and Gateway 2000 Corporation.

IV.   Additional Conditions Precedent Pursuant to Section 5.1(K) of the
      Agreement

                     [This section intentionally left blank]

V. Additional Condition Precedent Pursuant to Section 3. of the third Amendment to the Agreement:

            Payment to IBM Credit of a $10,000.00 Documentation Fee.


                                   Page 4 of 4                  November 9, 2000

                                IWCF ATTACHMENT C
                                       TO
                INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT
                               DATED MAY 11, 1999

                             COMPLIANCE CERTIFICATE

TO:   IBM CREDIT CORPORATION
      1500 RiverEdge Parkway
      Atlanta, GA 30328

      The undersigned authorized officers of CompuCom Systems, Inc. ("Customer"), hereby certify on behalf of the Customer, with respect to the Inventory and Working Capital Financing Agreement executed by and between Customer and IBM Credit Corporation ("IBM Credit") on May 11, 1999, as amended from time to time (the "Agreement"), that (A) Customer has been in compliance for the period from _________, 20__, to _____________, 20__, with the financial covenants set forth in Attachment A to the Agreement, as demonstrated below, and
(B) no Default has occurred and is continuing as of the date hereof, except, in either case, as set forth below. All capitalized terms used herein and not otherwise defined shell have the meanings assigned to them in the Agreement.

Financial Covenants:

            Covenant                           Covenant Requirement                                         Covenant Actual
            -------------------------------    -----------------------------------------------------        ---------------
      (i)   Net Profit/(Loss) after            Net Profit/(Loss) after Tax:
              Tax to Revenue
                                               Current fiscal quarter ending _________________, 200_        $______________
                                                Prior fiscal quarter ending __________________, 200_        $______________
                                                Prior fiscal quarter ending __________________, 200_        $______________
                                                Prior fiscal quarter ending __________________, 200_        $______________

                                               Aggregate Net Profit/(Loss) after Tax                        $______________

                                               Revenue:

                                                Current fiscal quarter ending ________________, 200_        $______________
                                                Prior fiscal quarter ending __________________, 200_        $______________
                                                Prior fiscal quarter ending __________________, 200_        $______________
                                                Prior fiscal quarter ending___________________, 200_        $______________

                                               Aggregate Revenue

                                               Aggregate Net Profit/(Loss) after Tax ended by
                                               Aggregate Revenue (must be greater than 0.01%)               $______________

                                               Successive fiscal quarters ending after July 1, 2000
                                               in which the Net Profit After Tax shall be equal to
                                               less than zero.                                               ______________%

      (ii)  Current Assets to                  Greater than 1.25 : 1.0
               Current Liabilities                                                                           ______________

      (iii) Loans to Officers                  Not to exceed $7,000,000 in aggregate                        $______________


                                   Page 1 of 3                 November 14, 2000

                                IWCF ATTACHMENT C
                                       TO
                INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT
                               DATED MAY 11, 1999

                                   (Continued)

            Covenant                           Covenant Requirement                                         Covenant Actual
            -------------------------------    -----------------------------------------------------        ---------------
      (iv)  Permitted Investments              Shall not exceed from the date hereof the
                                               aggregate amount of $5,000,000 plus equity
                                               investments held by Customer as of the date
                                               hereof in; E-Certify Inc., Global Salvo Computer
                                               Services, Ltd., and Gateway 2000 Corporation.                 $______________

      (v)   Capital Expenditures               Shall not exceed the aggregate amount of                      $______________
                                               $15,000.000 in any one fiscal year

      (vi)  Tangible Net Worth                 Tangible Net Worth equal to or greater than $110
                                               Million Dollars plus 75% of Net
                                               Profit after Tax plus 100% of the
                                               proceeds received from the
                                               placement of additional equity                                $______________

            Calculation of                     Total Net Worth specifically including all
                Tangible Net Worth             cumulative, convertible preferred stock                       $_______________

                                LESS:
                                               Goodwill                                                      $______________

                                               Organizational expenses                                       $______________

                                               Deferred research and development expenses,
                                               software development costs                                    $______________

                                               Deferred charges, etc                                         $______________

                                               Leasehold improvements                                        $______________

                                               Trademarks, trade names,
                                               copyrights, patents, patent
                                               applications, privileges,
                                               franchises licenses and rights and
                                               other similar intangibles (but not
                                               including contract rights)                                    $______________

                                               Other current and non-current assets                          $______________

                                               Officer, employee, director, stockholder
                                               and affiliate receivables                                     $______________

                                               Prepaid expenses                                              $______________

                                               Deferred commitment or financing
                                               fees, current and non-current
                                               Federal Income Taxes Due, deferred
                                               service costs and security deposits                           $______________

                                                               Total adjusted Tangible Net Worth             $______________


                                   Page 2 of 3                 November 14, 2000

                                IWCF ATTACHMENT C
                                       TO
                INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT
                               DATED MAY 11, 1999

                                   (Continued)

Attached hereto are Financial Statements as of and for the end of the fiscal [quarter/fiscal] ended on the applicable date, as required by Section 7.1 of the inventory and Working Capital Financing Agreement

Submitted by:

CompuCom Systems, Inc.


By: ________________________________________

Print Name: ________________________________

Title: _____________________________________


                                   Page 3 of 3                 November 14, 2000